Exhibit 32.2

Certification by the Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Chenyang Wang, Acting Chief Financial Officer of Greenland Technologies Holding Corporation (the “Company”), hereby certify to my knowledge that:

The quarterly report on Form 10-Q for the quarter ended June 30, 2026 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2026

/s/ Chenyang Wang
Chenyang Wang
Acting Chief Financial Officer (Principal Financial Officer)